Exhibit 10.6

Execution Version

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of [•], 2024 (the “Effective Date”), is made and entered into by and among Global Partner Acquisition Corp II, a Delaware corporation (to be renamed “Stardust Power, Inc.” upon Closing (as defined below), the “Company”), and the Persons set forth on Schedule I to this Agreement (such Persons, together with any Person who becomes a party to this Agreement pursuant to Section 2 or Section 8 of this Agreement the “Securityholders” and each, a “Securityholder”). Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Business Combination Agreement.

WHEREAS, the Company is party to the Business Combination Agreement, dated as of November 21, 2023 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Stardust Power, Inc., a Delaware corporation (“Stardust Power”), Strike Merger Sub I, Inc. and Strike Merger Sub II, LLC, pursuant to which the Company and Stardust Power consummated a business combination (the “Business Combination”);

WHEREAS, following the consummation of the Business Combination, each Securityholder owns equity interests in the Company; and

WHEREAS, in connection with the Business Combination, the parties to this Agreement wish to set forth certain understandings between such parties with respect to restrictions on transfers of equity interests in the Company.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1. Transfer Restrictions. During the Lock-Up Period, subject to the exceptions set forth in this Agreement, without the prior written consent of the board of directors of the Company, each Securityholder agrees not to: (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, (a) any shares of Acquiror Common Stock held by it immediately after the consummation of the Business Combination or (b) any securities held by it immediately after the consummation of the Business Combination that are convertible into, or exercisable, redeemable or exchangeable for, Acquiror Common Stock, including any securities of the Company that, when paired with one or more other securities of the Company, Stardust Power or another entity, entitles the holder of such securities to receive Acquiror Common Stock (the shares of Acquiror Common Stock and securities specified in clauses (a)-(b), collectively, the “Lock-Up Shares”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clause (i) or (ii) (the actions specified in clauses (i)-(iv), collectively, “Transfer”). The “Lock-Up Period” means the period beginning on the date hereof and ending at 5:00 p.m. New York City time on the six-month anniversary of the date hereof.

2. Permitted Transfers. The restrictions set forth in Section 1 shall not apply to:

(i)

Transfers of any securities other than: (a) the Lock-Up Shares; and (b) any other equity security of the Company issued or issuable with respect to the Lock-Up Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

(ii)

Transfers to the Company’s officers or directors, any Affiliate or family member of any of the Company’s officers or directors, any members or partners of the Sponsor or their Affiliates, any affiliates of the Sponsor, or any employees of such Affiliates;

(iii)	Transfers to any investment funds or vehicles controlled or managed by the Securityholder or any of its Affiliates;

(iv)

in the case of an individual, Transfers by gift to a member of one of the individual’s family or to a trust, the beneficiary of which is a member of the individual’s family, an Affiliate of such person or to a charitable organization;

(v)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such individual;

(vi)	in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(vii)	Transfers to a nominee or custodian of a Person to whom a Transfer would be permitted under Section 2(iii);

(viii)	Transfers in connection with any legal, regulatory or other order;

(ix)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(x)	in the case of an entity, Transfers as part of a distribution to members, partners, shareholders or equityholders of the Securityholder;

(xi)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(xii)

the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards relating to shares of Common Stock and any related Transfer of shares of Common Stock in connection with such exercise or vesting: (a) deemed to occur upon the “cashless” or “net” exercise of such options or warrants; or (b) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock. All shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period and shall bear the legend set forth in Section 5(ii);

(xiii)

Transfers to the Company pursuant to any contractual arrangement in effect upon the consummation of the Business Combination that provides for the repurchase by the Company or forfeiture of Common Stock or other securities convertible into, or exercisable, redeemable or exchangeable for, Common Stock in connection with the termination of the Securityholder’s service to the Company;

(xiv)

commencing on the date that is six months following the date hereof, the entry, by the Securityholder at any time after the consummation of the Business Combination, of any trading plan providing for the sale of shares of Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, so long as such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(xv)

Transfers in the event of the completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all Company securityholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(xvi)

Transfers to satisfy any U.S. federal, state or local income tax obligations of a Securityholder (or its direct or indirect owners) arising from such Securityholder’s ownership of the Lock-Up Shares, in each case solely and to the extent necessary to cover any tax liability as a direct result of such ownership of the Lock-Up Shares or otherwise resulting from the Transaction.

Notwithstanding the foregoing, in the case of clauses (ii) through (x), as a prerequisite to such Transfer, such permitted transferee(s) must enter into a joinder to this Agreement, substantially in the form of Exhibit A to this Agreement, to become a “Securityholder”. For purposes of this Section 2, “family” shall, with respect a Person, mean such Person’s current or former spouse or domestic partner, siblings, parents, spouse’s or domestic partner’s or former spouse’s or domestic partner’s parents or siblings, or any lineal descendants (whether natural or adopted) of such Person or any of the foregoing.

3. Release. If prior to the expiration of the Lock-Up Period the Company releases any individual from restrictions on Transfer with respect to equity securities of the Company or its Subsidiaries pursuant to any Lock-Up Agreement, dated on or about the date hereof, by and between the Company and any other equityholder of the Company, then the Securityholders shall be released from the restrictions on Transfer set forth in this Agreement mutatis mutandis.

4. Termination. This Agreement shall terminate upon the earlier of: (i) the expiration of the Lock-Up Period; (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the date hereof that results in all of the public stockholders of the Company having the right to exchange their shares of Common Stock for cash securities or other property; and (iii) the liquidation of the Company.

5. Prohibited Transfers.

(i)

If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio. The Company shall, and shall direct any duly appointed transfer agent for the registration or transfer of the securities to, refuse to make any such Transfer or recognize any such purported transferee of the Lock-Up Shares as an equityholder of the Company for any purpose. To enforce this Section 5, the Company may impose stop-transfer instructions with respect to the Lock-Up Shares (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(ii)

During the Lock-Up Period, each certificate or book entry position statement evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2024, DELIVERED BY THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6. Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Company and the Securityholders holding a majority of the aggregate number of shares of Common Stock then held by all Securityholders as to which this Agreement has not been terminated. Any such written amendment, supplement or modification must be executed in the same manner as this Agreement and must reference this Agreement.

7. Entire Agreement. This Agreement and the documents or instruments referred to in this Agreement embody the entire agreement and understanding of the parties to this Agreement in respect of the subject matter contained in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or the documents or instruments referred to in this Agreement. This Agreement and the documents or instruments referred to in this Agreement supersede all prior agreements and the understandings among the parties to this Agreement with respect to the subject matter contained in this Agreement.

8. Binding Effect; Assignment. This Agreement and all provisions under this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the parties to this Agreement. Any assignment without such consent shall be null and void. Notwithstanding the foregoing, no such assignment shall relieve the assigning party of its obligations under this Agreement.

9. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

10. Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated by this Agreement must be brought in the Court of Chancery in the State of Delaware situated in New Castle County and any State of Delaware appellate court therefrom (or, but only to the extent the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties irrevocably: (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding; (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum; (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court; and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any other court. Nothing contained in this Agreement shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 10.

11. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12. Counterparts. This Agreement and any joinder to this Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

13. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions in this Agreement shall not in any way be affected or impaired nor shall the validity, legality or enforceability of such provision be affected in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

14. Liability. The liability of any Securityholder under this Agreement is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable for any other Securityholder’s breach of such other Securityholder’s obligations under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Global Partner Acquisition Corp II

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

NEW SECURITYHOLDER:

[•]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

SCHEDULE I

SECURITYHOLDERS1

[•]

[1]	To be updated at the Closing of the business combination as applicable.

[Schedule I to Lock-Up Agreement]

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

[•], 20__

Reference is made to the Lock-Up Agreement, dated as of [•], 2024, by and among Stardust Power, Inc., a Delaware corporation (f/k/a Global Partner Acquisition Corp II) (the “Company”) and the Securityholders from time to time party to the Lock-Up Agreement (as amended, supplemented or otherwise modified from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined in this Joinder shall have the meanings given to such terms in the Lock-Up Agreement.

Each of the Company and the undersigned holder of equity interests in the Company (the “New Securityholder”) agrees that this Joinder to the Lock-Up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration, the receipt and sufficiency of which are acknowledged.

The New Securityholder agrees to and does become party to the Lock-Up Agreement as a Securityholder. This Joinder shall serve as a counterpart signature page to the Lock-Up Agreement and by executing below, the New Securityholder is deemed to have executed the Lock-Up Agreement with the same force and effect as if originally named a party to the Lock-Up Agreement.

This Joinder may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties to this Joinder in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

[Exhibit A to Lock-Up Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first written above.

STARDUST POWER, INC.

By:
Name:
Title:

NEW SECURITYHOLDER:

[•]

By:
Name:
Title:

[Signature Page to Joinder to Lock-Up Agreement]